                                                                    EXHIBIT 21
                  DIRECT AND INDIRECT DOMESTIC SUBSIDIARIES OF
                               ARAMARK CORPORATION
       (Companies are incorporated in Delaware unless otherwise indicated)


Advertising & Display Services, Inc.
ARA RBI, Inc.
ARAMARK Advertising Services, Ltd. (PA)
ARAMARK Business Dining Services of Texas, Inc. (TX)
ARAMARK Cleanroom Services, Inc.
ARAMARK Consumer Discount Company (PA)
ARAMARK Correctional Services, Inc.
ARAMARK Delaware, Inc.
ARAMARK Educational Group, Inc.
ARAMARK Educational Services, Inc.
ARAMARK Educational Services of Texas, Inc. (TX)
ARAMARK Educational Services of Vermont Inc. (VT)
ARAMARK Enterprises, Inc. (DC)
ARAMARK Facilities Management, Inc.
ARAMARK Facility Services, Inc. (MD)
ARAMARK Food and Support Services, Inc.
ARAMARK Health & Education Services, Inc.
ARAMARK Healthcare Support Services, Inc.
ARAMARK Healthcare Support Services of Puerto Rico, Inc.
ARAMARK Healthcare Support Services of Texas, Inc.  (TX)
ARAMARK Healthcare Support Services of the Virgin Islands, Inc.
ARAMARK/HMS Company
ARAMARK Industrial Services, Inc.
ARAMARK Kitty Hawk, Inc. (ID)
ARAMARK Leisure Convention Services, Inc. (PA)
ARAMARK Leisure Services Group, Inc.
ARAMARK Leisure Services, Inc.
ARAMARK Leisure Services/International Group, Inc.
ARAMARK Leisure Services of Texas, Inc. (TX)
ARAMARK Leisure Services of Wisconsin, Inc. (WI)
ARAMARK Magazine & Book Services, Inc.
ARAMARK Marketing Services Group, Inc.
ARAMARK Mile High Enterprises, Inc. (CO)
ARAMARK Pittsburgh Limited
ARAMARK Pittsburgh Stadium Concessions, Inc. (PA)
ARAMARK Refreshment Services, Inc.
ARAMARK Senior Notes Company
ARAMARK Services of Puerto Rico, Inc.
ARAMARK Services, Inc.
ARAMARK Summer Games 1996, Inc.
ARAMARK SWV Corporation  (WV)

ARAMARK Uniform Services Group, Inc.
ARAMARK Uniform Services, Inc.
ARAMARK Uniform Services II, Inc. (MO)
ARAMARK Uniform Services III, inc. (MO)
ARAMARK Uniform Manufacturing Company
ARAMARK Virginia Sky-Line Co., Inc.  (VA)
ARASERVE of Kansas, Inc. (KS)
Children's World Learning Centers, Inc.
CHS Primary Care, Inc.
Coordinated Health Services, Inc. (PA)
Correctional Medical Services, Inc. (MO)
Correctional Medical Services of Delaware, Inc.
Correctional Medical Services of Illinois, Inc. (IL)
CWLC Brokerage, Inc.  (CO)
Davre's, Inc.
Delsac VI, Inc.
Delsac VII, Inc.
Delsac VIII, Inc.
Delsac X, Inc. (OH)
Dragon Wagon, Inc.
Fashion-Tex Services, Inc. (CA)
Gall's, Inc.
H. M. S. Delaware, Inc.
H. M. S. Inc. (MA)
Harry M. Stevens Holding Corp. (NY)
Harry M. Stevens, Inc. (NY)
Harry M. Stevens Maintenance Services, Inc. (MD)
Harry M. Stevens of New Jersey (NJ)
Harry M. Stevens, Inc. of Penn. (PA)
Harry M. Stevens Services, Inc. (TX)
Landy Textile Rental Services, Inc. (PA)
Linen Supply Service, Inc. (IL)
Main, Inc. (FL)
Meader Distributing Co., Inc. (MN)
Medical Claims Management Group, Inc.
Mesa Verde Company (CO)
Professional Anesthesia Services, Inc.
Ranier News, Inc. (WA)
Restin, Inc. (CA)
Smithsub, Inc.(VA)
Spectrum Emergency Care, Inc. (MO)
Spectrum Emergency Care of Delaware, Inc.

Spectrum Emergency Care of New Mexico, Inc.  (MO)
Spectrum Healthcare of Delaware, Inc.
Spectrum Healthcare Resources, Inc.
Spectrum Healthcare Resources of Delaware, Inc.
Spectrum Healthcare Services, Inc.
Spectrum Primary Care, Inc.
Spectrum Primary Care of Delaware, Inc.
Stevens California Enterprises (CA)
Stevens Venture Corp.
Texas Stevens, Inc.  (TX)
WearGuard Corporation
Woodhaven Foods, Inc. (PA)

























For certain subsidiaries, individuals are the record owners of director's qualifying shares and/or other shares held for regulatory purposes.

                                       3